Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 4, 2018, DocuSign, Inc. ("DocuSign," "we," "our" or "us"), through its wholly-owned subsidiary Sparrow Merger Sub, Inc., a Delaware corporation ("Merger Sub"), completed our previously announced acquisition of SpringCM Inc., a Delaware corporation (“SpringCM”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated July 31, 2018, by and among us, Merger Sub, SpringCM and TF Corporate Services LLC, as the stockholders’ representative thereunder (the "Merger"). Pursuant to the Merger Agreement, Merger Sub was merged with and into SpringCM. SpringCM continued as the surviving company and became our wholly-owned subsidiary.

In connection with the Merger, we paid total cash consideration of approximately $220.2 million, adjusted based on customary purchase price adjustment provisions for indebtedness, closing cash, transaction expenses and closing net working capital of SpringCM. Of the cash paid at closing, $8.2 million will be held in escrow for an 18-month period after closing to secure our indemnification rights under the Merger Agreement.

Additionally, we granted certain continuing employees of SpringCM restricted stock units ("RSUs") covering up to approximately 394,000 shares of our common stock subject to future service requirements and performance stock units ("PSUs") covering up to approximately 493,000 shares that will be accounted for as a post-acquisition compensation expense over the vesting period.

Unaudited Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of July 31, 2018 shows the combined financial position of DocuSign and SpringCM as if the Merger has been completed on July 31, 2018. The unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2018 and for the year ended January 31, 2018, reflect the Merger as if it had occurred on February 1, 2017, the beginning of the earliest period presented.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The unaudited pro forma condensed combined financial information is presented for informational purposes only. Such information is not necessarily indicative of the operating results or financial position that actually would have been achieved if the Merger had been consummated on the dates indicated or that the combined company may achieve in future periods. The unaudited pro forma combined financial information does not reflect any operating efficiencies or cost savings that we may achieve.

We account for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to accurately assign fair value to the tangible assets acquired, identifiable intangible assets and liabilities assumed and the related income tax impacts as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of tangible and identifiable intangible assets acquired and liabilities assumed.

The fair values assigned to SpringCM's tangible and identifiable intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of the Merger. The preliminary estimated fair values of assets acquired and liabilities assumed, including current and noncurrent income taxes payable and deferred taxes, and identifiable intangible assets may be subject to change as additional information is received and certain tax returns finalized. Thus, the provisional measurements of fair value are subject to change. We expect to finalize the valuation as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with:

▪	The accompanying notes to the unaudited condensed combined pro forma financial statements;

▪
Our audited consolidated financial statements and accompanying notes as of and for the year ended January 31, 2018, included in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission ("SEC") on April 25, 2018;

▪
Our unaudited condensed consolidated interim financial statements as of and for the six months ended July 31, 2018, included in our Quarterly Report on Form 10-Q filed with the SEC on September 6, 2018;

▪	SpringCM’s financial statements and accompanying notes as of and for the year ended December 31, 2017, included in exhibit 99.2; and

▪	SpringCM’s unaudited condensed consolidated interim financial statements as of and for the six months ended June 30, 2018, included in exhibit 99.1.

Accounting Periods Presented

SpringCM’s historical fiscal year ends on December 31 and, for purposes of the unaudited pro forma condensed combined financial information, its historical results have been aligned to conform to our January 31 fiscal year end:

▪	The unaudited pro forma condensed combined balance sheet as of July 31, 2018, combines our historical results as of July 31, 2018, and SpringCM's historical results as of June 30, 2018;

▪
The unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2018, combines our historical results for the six months ended July 31, 2018, and SpringCM's historical results for the six months ended June 30, 2018; and

▪
The unaudited pro forma condensed combined statement of operations for the year ended January 31, 2018, combines our historical results for the year ended January 31, 2018, and SpringCM's historical results for the year ended December 31, 2017.

DOCUSIGN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of July 31, 2018

			Note 3	Note 4
	Historical		Reclassification Adjustments	Pro Forma Adjustments			Pro Forma Combined
(in thousands)	DocuSign	SpringCM
Assets
Current assets
Cash and cash equivalents	$818,795	$10,058	$—	$(227,474)	(a)	(e)	$601,379
Restricted cash	367	—	—	—			367
Accounts receivable	108,365	3,287	—	—			111,652
Contract assets—current	13,760	—	—	—			13,760
Prepaid expense and other current assets	26,776	1,740	1,864	(1,852)	(b)		28,528
VAT receivable	—	11	(11)	—			—
Deferred commissions	—	1,251	(1,251)	—			—
Deferred costs	—	602	(602)	—			—
Total current assets	968,063	16,949	—	(229,326)			755,686
Property and equipment, net	60,415	6,109	—	(3,153)	(c)		63,371
Goodwill	35,369	—	—	157,617	(d)		192,986
Intangible assets, net	10,139	—	—	74,600	(c)		84,739
Deferred contract acquisition costs—noncurrent	86,199	1,159	—	(1,159)	(b)		86,199
Other assets—noncurrent	9,513	—	—	—			9,513
Total assets	$1,169,698	$24,217	$—	$(1,421)			$1,192,494

DOCUSIGN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of July 31, 2018

			Note 3	Note 4
	Historical		Reclassification Adjustments	Pro Forma Adjustments					Pro Forma Combined
(in thousands)	DocuSign	SpringCM
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$16,653	$2,856	$—	$—					$19,509
Accrued expenses	18,368	738	962	1,002	(e)				21,070
Accrued compensation	51,212	916	—	—					52,128
Contract liabilities—current	289,724	—	12,614	(5,615)	(f)	(g)			296,723
Deferred rent—current	1,872	—	—	—					1,872
Other liabilities—current	11,761	—	4,142	(2,763)	(f)	(h)			13,140
Current portion of grant liability	—	1,127	(1,127)	—					—
Sales taxes payable	—	962	(962)	—					—
Current portion of subscription deferred revenue	—	11,070	(11,070)	—					—
Current portion of professional services deferred revenue	—	1,544	(1,544)	—					—
Current portion of notes and convertible notes, net of debt issuance costs	—	248	(248)	—					—
Derivative liability	—	2,767	(2,767)	—					—
Total current liabilities	389,590	22,228	—	(7,376)					404,442
Contract liabilities—noncurrent	7,703	—	2,786	(2,521)	(f)	(g)			7,968
Deferred rent—noncurrent	22,633	—	—	—					22,633
Deferred tax liability—noncurrent	2,499	—	—	—					2,499
Other liabilities—noncurrent	3,803	—	22,896	(22,139)	(h)	(i)			4,560
Professional services deferred revenue, less current portion	—	2,381	(2,381)	—					—
Subscription deferred revenue, less current portion	—	405	(405)	—					—
Grant liability, less current portion	—	757	(757)	—					—
Stock warrant liability	—	7,722	(7,722)	—					—
Revolving line of credit, net of debt issuance costs	—	4,747	(4,747)	—					—
Notes payable and convertible notes, net of debt issuance costs	—	9,670	(9,670)	—					—
Total liabilities	426,228	47,910	—	(32,036)					442,102
Redeemable convertible preferred stock	—	89,167	—	(89,167)	(i)				—
Stockholders’ equity (deficit)
Preferred stock	—	—	—	—					—
Common stock	16	51	—	(51)	(i)				16
Additional paid-in capital	1,555,185	12,448	(853)	(11,595)	(i)	(h)			1,555,185
Accumulated other comprehensive income	(2,010)	—	—	—					(2,010)
Notes receivable from stockholders	—	(853)	853	—					—
Accumulated deficit	(809,721)	(124,506)	—	131,428	(e)	(h)	(i)	(j)	(802,799)
Total stockholders’ equity (deficit)	743,470	(112,860)	—	119,782					750,392
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$1,169,698	$24,217	$—	$(1,421)					$1,192,494

DOCUSIGN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended July 31, 2018

			Note 3	Note 4
	Historical		Reclassification Adjustments	Pro Forma				Pro Forma
(in thousands, except per share data)	DocuSign	SpringCM		Adjustments				Combined
Revenue:
Subscription	$306,659	$10,855	$—	$—				$317,514
Professional services and other	16,193	4,528	—	(1,065)	(k)			19,656
Total revenue	322,852	15,383	—	(1,065)				337,170
Cost of revenue:
Subscription	55,495	3,831	823	1,709	(c)	(l)	(m)	61,858
Professional services and other	39,160	4,492	(206)	398	(k)	(l)		43,844
Total cost of revenue	94,655	8,323	617	2,107				105,702
Gross profit	228,197	7,060	(617)	(3,172)				231,468
Operating expenses:
Sales and marketing	294,864	9,502	(302)	6,221	(l)	(m)	(n)	310,285
Research and development	104,643	3,467	(50)	1,330	(l)	(n)		109,390
General and administrative	133,968	2,025	(265)	2,355	(l)	(n)	(o)	138,083
Total expenses	533,475	14,994	(617)	9,906				557,758
Loss from operations	(305,278)	(7,934)	—	(13,078)				(326,290)
Interest expense	(240)	(1,073)	—	1,073	(p)			(240)
Interest and other income (expense), net	770	(7,307)	—	5,939	(q)			(598)
Loss before provision for (benefit from) income taxes	(304,748)	(16,314)	—	(6,066)				(327,128)
Provision for (benefit from) income taxes	2,653	(2,189)	—	2,189	(r)			2,653
Net loss	$(307,401)	$(14,125)	$—	$(8,255)				$(329,781)
Net loss per share attributable to common stockholders, basic and diluted	$(3.01)			(0.21)	(s)			$(3.22)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	102,284			105	(s)			102,389

DOCUSIGN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended January 31, 2018

			Note 3	Note 4
	Historical		Reclassification Adjustments	Pro Forma Adjustments				Pro Forma Combined
(in thousands, except per share data)	DocuSign	SpringCM
Revenue:
Subscription	$484,581	$17,397	$—	$(2,915)	(g)			$499,063
Professional services and other	33,923	6,626	—	(871)	(k)			39,678
Total revenue	518,504	24,023	—	(3,786)				538,741
Cost of revenue:
Subscription	83,834	5,887	1,725	3,570	(l)	(m)		95,016
Professional services and other	34,439	6,010	(238)	1,047	(k)	(l)		41,258
Total cost of revenue	118,273	11,897	1,487	4,617				136,274
Gross profit	400,231	12,126	(1,487)	(8,403)				402,467
Operating expenses:
Sales and marketing	277,930	17,737	(1,298)	11,113	(l)	(m)	(n)	305,482
Research and development	92,428	4,003	(158)	2,782	(l)	(n)		99,055
General and administrative	81,526	3,102	(31)	6,297	(l)	(n)		90,894
Total expenses	451,884	24,842	(1,487)	20,192				495,431
Loss from operations	(51,653)	(12,716)	—	(28,595)				(92,964)
Interest expense	(624)	(2,402)	—	2,402	(p)			(624)
Interest and other income, net	3,135	624	—	(1,637)	(q)			2,122
Loss before provision for income taxes	(49,142)	(14,494)	—	(27,830)				(91,466)
Provision for income taxes	3,134	—	—	—				3,134
Net loss	$(52,276)	$(14,494)	$—	$(27,830)				$(94,600)
Net loss per share attributable to common stockholders, basic and diluted	$(1.66)			(1.31)	(s)			$(2.97)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	32,294							32,294

DOCUSIGN, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Description of Transaction

On September 4, 2018, pursuant to the terms of the Merger Agreement, we acquired all of the shares of SpringCM, a leading cloud-based document generation and contract lifecycle management software company based in Chicago, Illinois. With the addition of SpringCM's capabilities in document generation, redlining, advanced document management and end-to-end agreement workflow, the deal further accelerates the broadening of our solution beyond e-signature to the rest of the agreement process—from preparing to signing, acting-on and managing agreements.

Note 2. Preliminary Estimated Acquisition Consideration and Related Allocation

Purchase consideration of $220.2 million excludes cash acquired, working capital and transaction cost adjustments.

The following table summarizes the preliminary purchase price allocation as of the unaudited pro forma condensed combined balance sheet date:

(in thousands)	Estimated Fair Value
Cash and cash equivalents	$10,058
Accounts receivable	3,287
Prepaid expense and other current assets	1,752
Property and equipment	2,957
Goodwill (a)	157,617
Intangible assets (b)	74,600
Deferred tax liability	(9,641)
Accounts payable, accrued expenses and compensation	(5,472)
Contract liabilities—current and noncurrent	(7,265)
Other liabilities—current and noncurrent	(2,136)
$225,757

(a)
Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired and is primarily attributable to the assembled workforce and expanded market opportunities when integrating SpringCM's capabilities in document generation, redlining, advanced document management and end-to-end agreement workflow with our other offerings. Goodwill is not amortized but is reviewed for impairment at least annually. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.

(b)	The preliminary estimated useful lives and fair values of the identifiable assets are as follows:

(in thousands, except years)	Estimated Fair Value	Expected Useful Life
Existing technology	$11,600	3 years
Customer relationships—subscription	52,800	9 years
Backlog—subscription	9,600	3 years
Tradenames / trademarks	600	1 year
Total preliminary intangible assets	$74,600
The estimated fair values of the intangible assets acquired were determined based on the income approach to measure the fair value of the developed technology, trademarks, customer relationships and backlog assets. These fair value measurements were based on significant inputs not observable in the market and thus represent Level 3 measurements within the fair value hierarchy. These intangible assets will be amortized using the straight-line basis over their expected useful lives.

The amounts above are considered provisional and are subject to change up to one year following the acquisition date and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

Note 3. Reclassification Adjustments

To reflect all financial statement presentation reclassification adjustments made to align SpringCM's historical financial statement presentation to that of DocuSign:

•	To reclassify VAT receivable, Deferred commissions and deferred costs to Prepaid expense and other assets;

•	To reclassify Current portion of grant liability, Sales taxes payable, Current portion of notes and convertible notes, net of debt issuance costs and Derivative liability to Other liabilities—current;

•	To reclassify Current portion of subscription deferred revenue and Current portion of professional services deferred revenue to Contract liabilities—current;

•	To reclassify Professional services deferred revenue, less current portion and Subscription deferred revenue, less current portion to Contract liabilities—noncurrent;

•
To reclassify Grant liability, less current portion, Stock warrant liability, Revolving line of credit, net of debt issuance costs and Notes payable and convertible notes, net of debt issuance costs to Other liabilities—noncurrent;

•	To reclassify Notes receivable from stockholders to Additional paid-in capital; and

•	To reclassify allocations of certain expenses.

Note 4. Preliminary Unaudited Pro Forma Financial Statement Adjustments

(a)     To record estimated acquisition consideration of $225.8 million.
(b)     To eliminate SpringCM's historical deferred commissions and deferred costs as they do not meet the definition of an identifiable asset under ASC 805.
(c)     To record preliminary definite lived intangible assets acquired and to eliminate the net book value of SpringCM’s historical capitalized internally developed software costs. To also eliminate amortization of capitalized internally developed software costs of $0.9 million for the the six months ended July 31, 2018 and $1.6 million for the the year ended January 31, 2018.
(d)     To record goodwill acquired based on the preliminary estimated purchase price allocation.
(e)     To record transaction costs of $2.7 million to be incurred in connection with the Merger, of which $1.7 million was paid prior to the closing of the Merger.
(f)     To reflect the assumed adoption by SpringCM of Accounting Standards Codification Topic 606, Revenue Recognition, and Subtopic 340-40, Other Assets and Deferred Costs—Contracts with Customers, that we collectively refer to as the "new standard," DocuSign adopted the new standard on February 1, 2017.

•	Record a refund liability of $0.3 million for payments received where a contract has not been consummated, included in Other liabilities—current, reclassified out of Contract liabilities—current.
(g)     To adjust Contract liabilities—current by $3.8 million and Contract liabilities—noncurrent by $0.1 million to their preliminary estimated fair values, representing their remaining performance obligations under SpringCM's existing contracts. To also record fair value adjustment to revenue of $2.9 million for the year ended January 31, 2018.

•	Eliminate current contract liabilities of $1.5 million and noncurrent contract liabilities of $2.4 million related to professional services where control has transferred prior to the acquisition date;
(h)    To record the repayment of SpringCM's historical outstanding debt of $25.8 million, which was required to be paid off at closing in accordance with the terms of the Merger Agreement out of total consideration transferred. This includes elimination of the derivative liability, the beneficial conversion feature associated with certain convertible debt, the carrying value of the debt and the unamortized debt issuance costs.
(i)     To eliminate SpringCM's historical preferred warrants of $7.7 million recorded in Other liabilities—noncurrent, historical redeemable convertible preferred stock of $89.2 million and historical stockholders' deficit of $112.9 million.
(j)     To record the estimated tax impact of $9.6 million of additional net deferred tax liabilities related to the Merger. These additional deferred tax liabilities create a new source of taxable income, thereby requiring us to release a portion of our deferred tax asset valuation allowance with a related reduction to stockholders' equity (deficit) of $9.6 million.
(k)     To reflect fair value adjustment for SpringCM's Professional services and other revenue of $1.1 million for the the six months ended July 31, 2018 and $0.9 million for the year ended January 31, 2018. To eliminate deferred costs amortization of $0.3 million for the six months ended July 31, 2018 and $0.4 million for the year ended January 31, 2018, also in connection with the new standard.

(l)     To eliminate SpringCM's historical stock-based compensation expense related to options that were canceled in connection with the Merger Agreement and to record expense on RSUs and PSUs granted to employees in connection with the Merger. The RSUs vest over a four-year service period. The PSUs vest in a single tranche upon the satisfaction of certain performance conditions and continuing employment. The performance condition is deemed probable for the unaudited pro forma condensed combined statements of operations.

	Six Months Ended July 31, 2018			Year Ended January 31, 2018
(in thousands)	Eliminate Historical Spring CM	Record New Grants	Increase	Eliminate Historical Spring CM	Record New Grants	Increase
Cost of revenue—subscription	$(27)	$724	$697	$(43)	$1,369	$1,326
Cost of revenue—professional services	(66)	794	728	(16)	1,441	1,425
Sales and marketing	(174)	2,083	1,909	(200)	3,341	3,141
Research and development	(55)	1,413	1,358	(95)	2,999	2,904
General and administrative	(202)	2,932	2,730	(292)	6,875	6,583
Total	$(524)	$7,946	$7,422	$(646)	$16,025	$15,379
(m)     To record the estimated amortization expense associated with the acquired identifiable intangible assets:

(in thousands)	Six Months Ended July 31, 2018	Year Ended January 31, 2018
Cost of revenue—subscription	$1,933	$3,867
Sales and marketing	4,533	9,667
Total amortization expense	$6,466	$13,534

(n)     To eliminate SpringCM's historical deferred commissions amortization and to record deferred contract acquisition costs amortization under the new standard:

	Six Months Ended July 31, 2018			Year Ended January 31, 2018
(in thousands)	Eliminate Historical Spring CM	Record Under New Standard	Decrease	Eliminate Historical Spring CM	Record Under New Standard	Decrease
Sales and marketing	$1,647	$1,425	$(222)	$2,638	$944	$(1,694)
Research and development	208	180	(28)	190	68	(122)
General and administrative	305	264	(41)	447	160	(287)
Total	$2,160	$1,869	$(291)	$3,275	$1,172	$(2,103)

(o)     To eliminate historical transaction costs of $0.3 million for the six months ended July 31, 2018 incurred as a result of the acquisition.
(p)    To eliminate historical interest expense on SpringCM's debt that was not assumed upon the acquisition.
(q)     To eliminate revaluation of SpringCM's preferred warrants. To also eliminate our estimated interest income earned on the cash consideration, as if the cash was paid out on February 1, 2017, using average interest rate of approximately 0.9%:

(in thousands)	Six Months Ended July 31, 2018	Year Ended January 31, 2018
SpringCM's preferred warrants revaluation	$7,307	$(625)
Estimated interest income on cash consideration	(1,368)	(1,012)
Total	$5,939	$(1,637)
(r)    To eliminate SpringCM's historical tax benefit of $2.2 million for the six months ended July 31, 2018 in connection with the convertible debt issuance that was repaid upon closing.

(s)     To reflect the impact of the unaudited pro forma adjustments to net loss per share attributable to common stockholders, basic and diluted. To also adjust weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted, for the RSUs granted in connection with the Merger that vested during the six months ended July 31, 2018.